UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): April 14, 2005

ENBRIDGE ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in charter)

DELAWARE	1-10934	39-1715850
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1100 LOUISIANA SUITE 3300 HOUSTON, TEXAS		77002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 821-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01.   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 14, 2005, Enbridge Energy Partners, L.P. (the “Company”) entered into the Third Amendment (the “Third Amendment”) to the Amended and Restated Credit Agreement dated as of January 24, 2003 (as amended by the First Amendment, dated January 12, 2004, the Second Amendment, dated as of April 26, 2004, and the Third Amendment, the “Credit Agreement”), by and among the Company, the lenders from time to time parties thereto, and Bank of America, N.A., as administrative agent.  Among other things, the Third Amendment extends the maturity of the Credit Agreement for a period of five (5) years, after giving effect to annual renewals, increases the letter of credit sublimit from $100 million to $175 million, and gives the Company the right to request, subject to approval by its board of directors, credit under the Credit Agreement in an aggregate outstanding principal amount of $1 billion.

The foregoing is qualified by reference to Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

(c)       Exhibits.

10.1     Third Amendment to the Amended and Restated Credit Agreement dated as of January 24, 2003 (as amended by the First Amendment, dated January 12, 2004 and the Second Amendment, dated as of April 26, 2004), by and among the Company, the lenders from time to time parties thereto, and Bank of America, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENBRIDGE ENERGY PARTNERS, L.P.

	By:	Enbridge Energy Management, L.L.C.,
as delegate of Enbridge Energy Company, Inc., its General Partner

Dated April 19, 2005	By:	/s/ JODY L. BALKO
Jody L. Balko
Controller
(Duly Authorized Officer)

INDEX TO EXHIBITS

Exhibit Number	Description
10.1

Third Amendment to the Amended and Restated Credit Agreement dated as of January 24, 2003 (as amended by the First Amendment, dated January 12, 2004 and the Second Amendment, dated as of April 26, 2004), by and among the Company, the lenders from time to time parties thereto, and Bank of America, N.A., as administrative agent.